UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 21, 2006

Intermec, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13279	95-4647021
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

6001 36th Avenue West Everett, Washington www.intermec.com		98203-1264
(Address of principal executive offices and internet site)		(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On March 21, 2006, the Compensation Committee of the Board of Directors of the Registrant established the 2006 Executive Bonus Program, which sets forth performance goals and targets for bonuses for “Named Executive Officers” in 2006.  Compensation guidelines that the Compensation Committee has determined will impact bonuses for Named Executive Officers during 2006 include the following:

•                                          Total compensation should be reflective of the compensation practices in a specifically identified peer group of companies.

•                                          A meaningful portion of executive compensation should be at-risk by tying it to a measure of the Registrant’s performance, both short- and long-term.

•                                          There should be a strong correlation between executive compensation, individual performance, Registrant business objectives and the Registrant’s overall performance.

Payments of bonuses under the 2006 Executive Bonus Program are to be made annually.

The performance goals and weight factors applicable to the Named Executive Officers under the 2006 Executive Bonus Program are as follows:

Achievement of Earnings Before Tax from Continuing Operations goal, 70 percent

Achievement of Net Capital Utilized as a Percent of Sales goal, 30 percent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intermec, Inc.
(Registrant)

Date: March 27, 2006	By:	/s/ Janis L. Harwell
Janis L. Harwell
Senior Vice President, General Counsel and Corporate Secretary